SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Hillenbrand Industries, Inc.
(Name of Registrant as Specified in Its Charter)
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On February 15, 2008, Hillenbrand Industries, Inc. issued the following press release:
CONTACT INFORMATION
Investor Relations

Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations, Corporate Communications & Global Brand Development
Phone:	812-931-2199
Email:	andy.rieth@hillenbrand.com
Media Contact:	Lauren Green-Caldwell, Director, Corporate Communications & Public Relations
Phone:	812-934-8692
Email:	lauren.green-caldwell@hillenbrand.com
HILLENBRAND ANNOUNCES MAILING OF PROXY
REGARDING CHANGING OF COMPANY NAME IN CONJUNCTION
WITH PLANNED SEPARATION
Name change will keep Hillenbrand name as part of new parent company for Batesville Casket Company.
Stand alone medical technology company will emerge as Hill-Rom Holdings doing business under well-known Hill-Rom brand.
BATESVILLE, Ind. (February 15, 2008) — Hillenbrand Industries, Inc. (NYSE: HB) announced today that it has begun mailing a notice regarding a special shareholder meeting and proxy statement related to a name change contingent upon the company’s completion of separation of its two operating companies, Hill-Rom, the company’s medical technology business, and Batesville Casket, the company’s death care business.
The special meeting has the sole purpose to vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the company from “Hillenbrand Industries, Inc.,” to “Hill-Rom Holdings, Inc.” in conjunction with the previously announced proposed separation. In the plan, the current Batesville Holdings, Inc., a subsidiary of the current Hillenbrand Industries, Inc., would then change its name to become “Hillenbrand, Inc.” and would continue to be the parent company of Batesville Casket Company following successful completion of the separation.

“The Hillenbrand name is very recognizable in the funeral services industry; therefore we have chosen to keep that name linked to the Batesville Casket Company,” said Peter Soderberg, president and CEO of Hillenbrand Industries and of Hill-Rom. “At the same time, Hill-Rom has an extremely valuable brand identity within the health care industry. This proposal keeps each brand with the company where it adds the most value.”
The amendment is the only component of Hillenbrand’s separation plan that requires a shareholder vote. The name change is intended to become effective when the separation is completed and is subject to a number of conditions which are listed within the proxy statement.
As announced in previous disclosures, the newly renamed Hill-Rom intends to trade on the New York Stock Exchange using the trading symbol “HRC” and Batesville Holdings, Inc., has applied to list its common stock on the New York Stock Exchange under the trading symbol “HI”.
The separation continues to be expected to be completed at the end of the company’s second fiscal-year quarter ending March 31, 2008, as announced previously.
The proxy statement is available at www.hillenbrand.com.
The following diagram depicts the pre- and post-distribution structures:
ABOUT HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries is organized into two operating companies serving the health care and funeral services industries.
Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.
Batesville Casket Company is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.
Batesville Casket Company...helping families honor the lives of those they love.
www.hillenbrand.com
Disclosure Regarding Forward-Looking Statements
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the planned separation of the Company’s two operating companies, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, competition from nontraditional sources in the funeral services business, volatility of the Company’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007 and in Amendment 1 to the Batesville Holdings, Inc., Form 10. The Company assumes no obligation to update or revise any forward-looking statements.